UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 9, 2004



                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                          0-565                99-0032630
           ------                          -----                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------



                        822 Bishop Street, P. O. Box 3440
                             Honolulu, Hawaii 96801
                             ----------------------
              (Address of principal executive office and zip code)


                                 (808) 525-6611
              (Registrant's telephone number, including area code)





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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2004, the Board of Directors of the Company approved the elimination of certain benefits for outside directors. Life insurance and personal excess liability insurance were eliminated effective as of December 31, 2004. Under an amendment to the A&B Retirement Plan for Outside Directors, retirement benefits were frozen as of December 31, 2004, based on the director's status of service on that date, and medical and dental benefits were eliminated, effective as of June 30, 2005.

Outside directors continue to be eligible to participate in the Company's matching gifts program, in which the Company matches contributions to qualified cultural or educational organizations up to a maximum of $3,000 per year for each such director, and in the Company's deferred compensation program. They also continue to receive business travel insurance coverage.

Other aspects of outside director compensation also remain unchanged. Outside directors receive an annual cash retainer of $27,000 and an additional $7,500 if also serving as Chairperson of the Compensation Committee or the Nominating Committee, and an additional $10,000 if serving as Chairperson of the Audit Committee. Outside directors receive an attendance fee of $1,200 per Board meeting and, in addition, attendance fees of $1,200 and $1,000 per committee meeting if also serving as chairpersons and members, respectively, of Board committees. Pursuant to an agreement with the Company, Mr. Charles M. Stockholm, the Company's non-executive Chairman of the Board, receives an additional annual retainer of $150,000. On January 27, 2005, the Board granted a discretionary cash bonus of $100,000 to Mr. Stockholm for services rendered in the prior year.

All directors of the Company serve as directors of its Matson Navigation Company, Inc. ("Matson") subsidiary and, in such capacities, outside directors receive attendance fees of $1,000 per Matson Board meeting.

In addition to the annual cash retainer and meeting fees, each outside director receives an annual stock retainer of 300 shares (or a proportionate amount if the director serves for less than a full year). Each individual being elected or re-elected as an outside director also receives an automatic stock option grant of 8,000 shares on the date of the Company's annual meeting. These option grants vest in three equal annual installments, beginning one year after the grant date. Directors who are employees of A&B or its subsidiaries do not receive compensation or other benefits for serving as directors.




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                                  SIGNATURE
                                  ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 27, 2005


                            ALEXANDER & BALDWIN, INC.


                            /s/ Christopher J. Benjamin
                            -------------------------------------------------
                            Christopher J. Benjamin
                            Vice President and Chief Financial Officer